Exhibit 24

[Moore Stephens Cooper Molyneux LLP Letterhead]

April 13, 2005

Mr. Robert Mottern
Weizenecker, Mottern and Fisher, P.C.
1800 Peachtree Street, Suite 620
Atlanta, GA 30309

Dear Mr. Mottern,

     Re:  Silver Dragon Resources, Inc.
            December 31, 2004 Audited Financial Statements

We hereby provide our consent as independent accountants to the incorporation of the above noted financial statements in the Company's
Form 10-KSB for the period ended December 31, 2004.

Yours truly,
MOORE STEPHENS COOPER MOLYNEUX LLP

/s/ Sandy A. Solecki
    Sandy A. Solecki